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                                                                     EXHIBIT 5.3

                                  June 16, 2003

Chubb Capital Trust I, Chubb Capital
Trust II and Chubb Capital Trust III
c/o The Chubb Corporation
15 Mountain View Road
P.O. Box 1615
Warren, New Jersey 07061-1615

                  Re: Chubb Capital Trust I, Chubb Capital Trust II and Chubb Capital Trust III

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for The Chubb Corporation, a New Jersey corporation (the "Company"), and Chubb Capital Trust I, Chubb Capital Trust II and Chubb Capital Trust III, each a Delaware statutory trust (each, a "Trust" and collectively, the "Trusts"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Trust Agreement for Chubb Capital Trust I, dated as of April 1, 2003, among the Company and Bank One Delaware, Inc., a Delaware banking corporation, as Delaware trustee, Bank One Trust Company, N.A., a national banking association, as property trustee and Michael O'Reilly, not in his individual capacity but solely as administrative trustee;

                  (b) The Trust Agreement for Chubb Capital Trust II, dated as of April 1, 2003, among the Company and Bank One Delaware, Inc., a Delaware banking corporation, as Delaware trustee, Bank One Trust Company, N.A., a national banking association, as property trustee and Michael O'Reilly, not in his individual capacity but solely as administrative trustee;

                  (c) The Trust Agreement for Chubb Capital Trust III, dated as of April 1, 2003, among the Company and Bank One Delaware, Inc., a Delaware banking corporation, as Delaware trustee, Bank One Trust Company,

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Chubb Capital Trust I, Chubb Capital
Trust II and Chubb Capital Trust III
June 16, 2003
Page 2

                           N.A., a national banking association, as property trustee and Michael O'Reilly, not in his individual capacity but solely as administrative trustee (the documents identified in items (a) through (c) being collectively referred to as the "Original Trust Agreements");

                  (d) A certified copy of the Certificate of Trust for Chubb Capital Trust I, as filed with the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on April 1, 2003;

                  (e) A certified copy of the Certificate of Trust for Chubb Capital Trust II, as filed with the Secretary of State on April 1, 2003;

                  (f) A certified copy of the Certificate of Trust for Chubb Capital Trust III, as filed with the Secretary of State on April 1, 2003 (the documents identified in items (d) through (f) being collectively referred to as the "Certificates of Trust");

                  (g) A form of Amended and Restated Trust Agreement for each Trust, among the Company, the trustees named therein and the holders, from time to time, of the undivided beneficial ownership interests in the assets of such Trust (including Exhibits B and D thereto) (the "Amended and Restated Trust Agreements;" and, together with the Original Trust Agreements, the "Trust Agreements");

                  (h) The Registration Statement (the "Registration Statement") on Form S-3 (Registration No. 333-104310, including a preliminary prospectus with respect to the Company and each Trust (the "Prospectus"), relating to the preferred securities of each Trust representing preferred undivided beneficial ownership interests in the assets of each Trust (each, a "Trust Preferred Security," and collectively, the "Trust Preferred Securities"), filed by the Company and the Trusts with the Securities and Exchange Commission (the "Commission") on or about April 4, 2003; and

                  (i) A Certificate of Good Standing for each Trust, each dated June 13, 2003, obtained from the Secretary of State.

                  Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our

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Chubb Capital Trust I, Chubb Capital
Trust II and Chubb Capital Trust III
June 16, 2003
Page 3

own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that each Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of each Trust, that the Certificates of Trust are in full force and effect and have not been further amended and that the Trust Agreements will be in full force and effect and will be executed in substantially the forms reviewed by us, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us,
(vi) the receipt by each Person to whom Trust Preferred Securities are to be issued by the Trusts (collectively, the "Preferred Security Holders") of a Trust Preferred Security Certificate for such Trust Preferred Security and the payment for the Trust Preferred Security acquired by it, in accordance with the Trust Agreements and the Registration Statement, and (vii) that the Trust Preferred Securities are issued and sold to the Trust Preferred Security Holders in accordance with the Trust Agreements and the Registration Statement. We have not participated in the preparation of the Registration Statement or Prospectus and assume no responsibility for their contents.

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C.Section 3801, et seq.

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Chubb Capital Trust I, Chubb Capital
Trust II and Chubb Capital Trust III
June 16, 2003
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                  2.       The Trust Preferred Securities of each Trust have
been duly authorized by each Trust Agreement and, when executed and delivered in accordance with the Trust Agreement, will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of their respective Trust.

                  3. The Trust Preferred Security Holders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreements.

                  We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the headings "Legal Opinions" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                            /s/ RICHARDS, LAYTON & FINGER, P.A.

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